Exhibit 99.1

Warby Parker Appoints Adrian Mitchell as Chief Financial Officer

NEW YORK, February 9, 2026 — Warby Parker Inc. (NYSE: WRBY), a direct-to-consumer lifestyle brand focused on vision for all, today announced the appointment of Adrian Mitchell as Chief Financial Officer, effective February 10, 2026. His appointment strengthens Warby Parker's leadership team as the company continues executing its strategic vision, building on a track record of retail and product innovation while expanding into new categories, including the launch of its first AI glasses.

Mitchell has more than 25 years of experience leading some of the world’s most recognizable consumer brands. He brings a unique balance of strategic acumen, operational rigor, and financial expertise, allowing him to translate growth strategies into long-term shareholder value. Mitchell is recognized as a leader who balances strategic clarity with a deep commitment to customer experiences and culture, helping build high-performing organizations focused on driving sustainable growth.

“Adrian is a strategic and transformative leader with a strong history of translating bold and innovative ideas into measurable results at world-class consumer businesses,” said Dave Gilboa, Co-Founder and Co-CEO of Warby Parker. “He brings financial discipline and operating expertise that will be critical as we continue our retail and product expansion while driving profitable growth at scale.”

“Adrian joins us as we embark on our most ambitious chapter yet. His ability to balance financial stewardship with forward-thinking, strategic leadership makes him an ideal addition to our team as we work to further our mission of vision for all,” added Neil Blumenthal, Co-Founder and Co-CEO.

Throughout his career, Mitchell has built a track record of leading high-impact change at scale. Most recently, he served as Chief Operating Officer and Chief Financial Officer of Macy’s, Inc., where he helped modernize operations by embedding AI-driven tools across the enterprise. His efforts significantly expanded gross margins while strengthening the company’s financial profile. As CFO, COO and Interim CEO of Crate & Barrel Holdings, he led a digital-first transformation that reignited sales growth and substantially improved profitability.

“I have long admired Warby Parker’s visionary brand, relentless focus on customer experience, and history of innovation. The company exemplifies how businesses can deliver shareholder value while advancing meaningful social impact,” said Adrian Mitchell. “I’m energized by the opportunity to join the team at such an important moment in the company’s evolution and to work alongside Neil, Dave, and the broader organization to support long-term, sustainable growth while continuing to make vision care more accessible for all.”

Mitchell currently serves on the Board of Directors of Stanley Black & Decker. He is a member of the Audit and Finance & Pension Committees, and formerly on the Corporate Governance Committee. He is also a former board member of REI.

Mitchell holds an MBA from Harvard Business School and a B.S. in Chemical Engineering from Louisiana State University.

About Warby Parker

Warby Parker (NYSE: WRBY) was founded in 2010 with a mission to inspire and impact the world with vision, purpose, and style–without charging a premium for it. Headquartered in New York City, the co-founder-led lifestyle brand pioneers ideas, designs products, and develops technologies that help people see, from designer-quality prescription glasses (starting at $95) and contacts, to eye exams and vision tests available online and in our 313 retail stores across the U.S. and Canada.

Warby Parker aims to demonstrate that businesses can scale, do well, and do good in the world. Ultimately, the Company believes in vision for all, which is why for every pair of glasses or sunglasses sold, it distributes a pair to someone in need through its Buy a Pair, Give a Pair program. To date, Warby Parker has worked alongside its nonprofit partners to distribute more than 20 million glasses to people in need.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance; expectations regarding the growth of our business, delivering stakeholder value and growing market share; new product offerings; and management’s plans, priorities, initiatives and strategies. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Additional information regarding these risks and uncertainties that could cause actual results to differ materially from the company's expectations is included in our most recent reports filed with the SEC on Form 10-K and Form 10-Q, which may be obtained by visiting the SEC's website at www.sec.gov.

Investor Relations:
Jaclyn Berkley, Head of Investor Relations
Brendon Frey, ICR
investors@warbyparker.com

Media:
Ali Weltman
ali@derris.com